Exhibit 20(b)


                   Form Monthly Servicer Certificate
                     Citibank Omni-S Master Trust
                   Series  2002-2 (Post-Defeasance)

Distribution Date: June 15, 2007
Related Due Period May 15, 2007 to June 15, 2007
Related Interest Period May 15, 2007 to June 14, 2007

     Under the Defeasance Trust Agreement relating to the Pooling and Servicing Agreement, the Servicer is required to prepare, and the Paying Agent is required to deliver, certain information each month regarding current distributions to Certificateholders. The information for the Due Period and the Distribution Date listed above is set forth below:


1.  Payments to Series 2002-2 Investors with respect to this Distribution Date

                                Total             Interest             Principal

        Class A            $897,866.26           $897,866.26               $0.00



2.  Information Concerning Principal Payments

                                  Amount Deposited           Total Distributions
                                 this Due Period         through this Due Period

      SERIES 2002-2 BY CLASS
        (a)   Class A                       $0.00                          $0.00



3.  Information Concerning Class A Interest Funding Account

    (a) Amount on deposit in the Class A Interest Funding
        Account at the close of business on the immediately
        preceding Distribution Date                                $5,550,808.51

    (b) Amount of interest and earnings withdrawn from
        the Class A Principal Funding Account and credited
        to the Class A Interest Funding Account pursuant to
        Section 3(b), if any, since the close of business on
        the immediately preceding Distribution Date                  $809,303.00

    (c) Amount of interest and investment income credited to
        the Class A Interest Funding Account, as described
        in Section 4(b), if any, since the close of business
        on the immediately preceding Distribution Date                $24,655.10

    (d) Amount of Certificate Interest with respect to
        Class A, if any, withdrawn from the Class A
        Interest Funding Account pursuant to the first
        sentence of Section 6(b), with respect to the
        current Distribution Date                                    $897,866.26

    (e) Amount withdrawn from the Class A Interest
        Funding Account pursuant to the last sentence
        of Section 6(b), if any, and applied under Section
        6(c) with respect to the current Distribution Date                 $0.00

    (f) Amount on deposit in the Class A Interest Funding
        Account at the close of business on the current
        Distribution Date after taking into account all
        withdrawals and distributions on or prior to such
        Distribution Date                                          $5,486,900.35



4. Information Concerning Class A Principal Funding Account
   (a) Amount on deposit in the Class A Principal
       Funding Account at the close of business on
       the immediately preceding Distribution Date               $188,210,000.00

   (b) Amount withdrawn from the Class A Principal
       Funding Account and distributed pursuant to
       Section 6(c), if any, with respect to the
       current Distribution Date                                           $0.00

   (c) Amount on deposit in the Class A Principal Funding
       Account at the close of business on the current
       Distribution Date after taking into account all
       withdrawals and distributions on or prior to such
       Distribution Date                                         $188,210,000.00





                                 CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION as Servicer

                                 By: /s/ Andrew Lubliner